EXHIBIT 10.22

MANATRON, INC.

RESTRICTED STOCK PLAN OF 2000

SECTION 1

Establishment of Plan; Purpose of Plan

          1.1          Establishment of Plan. The Company hereby establishes the Restricted Stock Plan of 2000 for certain of its employees, including software development employees and other technical-related employees. Directors and officers are not eligible to participate in the Plan.

          1.2          Purpose of Plan. The purpose of the Plan is to provide an opportunity for certain employees of the Company and its Subsidiaries to acquire shares of Common Stock of the Company thereby giving such persons an additional incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to assist the Company in attracting, rewarding and retaining employees. The Plan further is intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

SECTION 2

Definitions

                    The following words have the following meanings unless a different meaning is plainly required by the context:

          2.1          "Board" means the Board of Directors of the Company.

          2.2          "Code" means the Internal Revenue Code of 1986, as amended.

          2.3          "Committee" means the Stock Option Committee of the Board.

          2.4          "Common Stock" means the common stock, without par value, of the Company.

          2.5          "Company" means Manatron, Inc., a Michigan corporation, and its subsidiaries.

          2.6          "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any Subsidiary that the Committee determines to be in the best interests of the Company.

          2.7          "Early Retirement" means the voluntary termination of all employment by a Participant with the written consent of the Committee after the Participant has attained 55 years of age and completed 10 years of service with the Company or any Subsidiary.

          2.8          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.9          "Normal Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in a Restricted Stock Agreement.

          2.10          "Participant" means the employees of the Company and its Subsidiaries who are granted Restricted Stock under the Plan.

          2.11          "Restricted Period" means a period of time following the date of the award of the Restricted Stock during which the Restricted Stock is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same award of Restricted Stock.

          2.12          "Restricted Stock" means Common Stock awarded to a Participant under Section 5 of the Plan.

          2.13          "Restricted Stock Agreement" means an agreement between the Company and a Participant that sets forth the terms and conditions of an individual award of Restricted Stock.

          2.14          "Subsidiary" means a corporation or other entity of which a majority of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or one or more Subsidiaries.

          2.15          "Total Disability" means that the Participant, for physical or mental reasons, is unable to perform the essential functions of his or her duties for the Company for 120 consecutive days, or 180 days during any 12-month period.

          2.16          "Vest" or "vesting" means the time when the restrictions on transfer of the Restricted Stock lapse or are removed.

SECTION 3

Administration

          3.1          Power and Authority. The Committee shall administer the Plan. Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Restricted Stock granted under the Plan, to supervise the administration of the Plan and the Restricted Stock granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and decisions made by the Committee regarding the Plan shall be final and conclusive, but shall be based on recommendations of the Company's Chief Executive Officer. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be as effective as if it had been taken at a meeting duly called and held. The Committee may delegate recordkeeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries.

          3.2          Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall, based upon recommendations of the Chief Executive Officer, have the authority to determine all provisions of awards of Restricted Stock as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Restricted Stock will be granted, the persons to be granted Restricted Stock, the amount of Restricted Stock to be granted to each person and the terms of the Restricted Stock to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of exercise price or to satisfy tax withholding obligations; and (d) waive any restrictions or conditions applicable to any Restricted Stock. Restricted Stock shall be granted or awarded by the Committee, and Restricted Stock may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

          3.3          Indemnification of Committee Members. Neither any current or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

          4.1          Number of Shares. Subject to adjustment, a maximum of 100,000 shares of authorized Common Stock may be available for awards of Restricted Stock under the Plan. Such shares may be authorized but unissued shares. If any such shares are forfeited through termination of employment or otherwise before lapse of restrictions, such shares may be reissued in subsequent grants of Restricted Stock under the Plan.

          4.2          Limitation Upon Awards of Restricted Stock. No Participant shall be granted, during any calendar year, Restricted Stock with respect to more than 50% of the total number of shares of Common Stock available for awards of Restricted Stock under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan.

          4.3          Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend. stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with award limits and other appropriate terms of this Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective award of Restricted Stock, with an appropriate cash adjustment for the value of any Restricted Stock eliminated. If an award of Restricted Stock is canceled, surrendered, modified, expires or is terminated during the term of the Plan but before the exercise or vesting of the Restricted Stock in full, the shares subject to but not purchased or retained by the Participant under the Restricted Stock shall be available for other awards of Restricted Stock.

SECTION 5

Restricted Stock

          5.1          Grant. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee and based on the recommendations of the Company's Chief Executive Officer. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

          5.2          Restricted Stock Agreements. Each award of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee and the Chief Executive Officer may deem appropriate.

          5.3          Termination of Employment.

          (a)          General. If a Participant ceases to be employed by the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability or any other additional provisions as determined by the Committee pursuant to Section 5.3(c), then any shares of Restricted Stock still subject to restrictions on the date of such termination automatically shall be forfeited to the Company. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; or (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death or Total Disability. Unless the terms of a Restricted Stock Agreement or grant provide otherwise, in the event a Participant terminates employment with the Company or one of its Subsidiaries because of death or Total Disability during the Restricted Period, the restrictions applicable to the shares of Restricted Stock automatically shall terminate and the Restricted Stock shall vest as of the date of termination.

          (c)          Additional Provisions as Determined by Committee. The Committee may, based upon recommendations of the Chief Executive Officer, provide provisions in any Restricted Stock Agreement permitting, or by resolution approve, vesting of all or part of any Restricted Stock awarded to a Participant upon termination due to Early Retirement, Normal Retirement or Consensual Severance.

          5.4          Restrictions on Transferability.

          (a)          General. Unless the Committee otherwise consents or unless the terms of a Restricted Stock Agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 5.3 or 5.4(b) or by will or the laws of descent and distribution.

          (b)          Forfeiture to the Company. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 5.3 and 5.4(a), the Participant's right to the Restricted Stock immediately shall cease and terminate and the Participant promptly shall forfeit to the Company any Restricted Stock granted to the Participant that is still subject to restrictions.

          (c)          Other Restrictions. The Committee may impose other restrictions on any Restricted Stock as the Committee deems advisable.

          5.5          Rights as a Shareholder. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his or her Restricted Stock, including (a) the right to vote any shares at shareholders' meetings- (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

          5.6          Deposit of Certificates; Legending of Restricted Stock.

          (a)          Deposit of Certificates. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon written request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

          (b)          Legend. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events. A copy of that agreement is on file in the office of the Corporation.

After the applicable Restricted Period has expired with respect to an award of Restricted Stock and the shares of Restricted Stock have vested, a Participant may request in writing that the restrictive legend be removed from any certificate delivered to such Participant.

          5.7          Resale. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

SECTION 6

General Provisions

          6.1          No Rights to Awards. No Participant or other person shall have any claim to be granted any Restricted Stock, and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Restricted Stock. The terms and conditions of the Restricted Stock of the same type and the determination of the Committee to grant a waiver or modification of any Restricted Stock and the terms and conditions thereof need not be the same with respect to each Participant.

          6.2          Withholding. The Company or a Subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to Restricted Stock, including, without limitation, the grant or vesting of, or payment of dividends with respect to, Restricted Stock; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to Restricted Stock.

          6.3          Compliance With Laws; Listing and Registration of Shares. All Restricted Stock granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock or the issue or purchase of shares thereunder, such Restricted Stock may not be exercised in whole or in part, or the restrictions on such Restricted Stock shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          6.4          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

          6.5          No Right to Employment. The grant of Restricted Stock shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

          6.6          Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the state of Michigan and applicable federal law, without regard to conflict of law principles.

          6.7          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 7

Effective Date and Duration of the Plan

          This Plan shall take effect August 1, 2000, which is the effective date of approval by the Board of Directors, provided that Restricted Stock granted before shareholder approval shall be subject to approval of the Plan by the Company's shareholders at a regular or special meeting. Unless earlier terminated by the Board of Directors, no Restricted Stock shall be granted under this Plan after July 31, 2010.

SECTION 8

Termination and Amendment

          The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Restricted Stock without the consent of the Participant, except according to the terms of the Restricted Stock. No termination, amendment or modification of the Plan shall become effective with respect to any Restricted Stock previously granted under the Plan without the prior written consent of the Participant holding such Restricted Stock unless such amendment or modification operates solely to the benefit of the Participant.